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                                                                   Exhibit 23.01



                   Consent of Richard A. Eisner & Company, LLP



                                     CONSENT

     We consent to the incorporation by reference in the Registration Statement on Form S-8 of American Bio Medica Corporation of our report dated June 17, 1999 (with respect to Note H(4), July 1, 1999) on our audits of the financial statements of American Bio Medica Corporation, as of April 30, 1999 and for each of the two years then ended included in the Company's Annual Report on Form 10-KSB for the year ended April 30, 1999.


New York, New York
November 15, 1999



                              /s/Richard A. Eisner & Company, LLP.
                              -----------------------------------
                              Richard A. Eisner & Company, LLP